EXHIBIT 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 24, 2002, included in this Form 10-K, into CopyTele, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 33-49402, 33-72716, 33-62381, 333-16933 and 333-53416).






ARTHUR ANDERSEN LLP


Melville, New York
January 24, 2002